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EXHIBIT 11

                                                   DIMON INCORPORATED AND SUBSIDIARIES
                                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                               SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995



                                                              1997              1996                   1997              1996
                                                             Second            Second               First Six          First Six
(in thousands, except per share amounts)                    Quarter          Quarrter                 Months             Months
Primary
  Earnings
  Income before extraordinary
        Item  . . . . . . . . . . . . . . . . . . . . . . .$17,061            $18,438                $32,326            $24,466
  Extraordinary item. . . . . . . . . . . . . . . . . . . .      -              1,400                      -              1,400
  Net Income. . . . . . . . . . . . . . . . . . . . . . . .$17,061            $19,838                $32,326            $25,866
  Shares
  Weighted average number of
        common shares outstanding . . . . . . . . . . . . . 42,370             38,230                 42,368             38,164
Shares
applicable to stock options,
        net of shares assumed to be
        purchased from proceeds at
        average market price. . . . . . . . . . . . . . . .    280                 58                    223                 67
  Average Number of Shares
        Outstanding . . . . . . . . . . . . . . . . . . . . 42,650             38,288                 42,591             38,231

  Earnings per Share
  Income before extraordinary
        item. . . . . . . . . . . . . . . . . . . . . . . .   $.40               $.48                   $.76               $.64
  Extraordinary item. . . . . . . . . . . . . . . . . . . .    .00                .04                    .00                .04
  Net Income. . . . . . . . . . . . . . . . . . . . . . . .   $.40               $.52                   $.76               $.68

  Assuming Full Dilution Earnings
  Income before extraordinary
        item. . . . . . . . . . . . . . . . . . . . . . . .$17,061            $18,438                $32,326            $24,466
  Extraordinary item. . . . . . . . . . . . . . . . . . . .      -              1,400                      -              1,400
  Net Income. . . . . . . . . . . . . . . . . . . . . . . .$17,061            $19,838                $32,326            $25,866
  Add after tax interest expense
        applicable to 7 3/4%
        Convertible Debentures
        issued June 3, 1993 . . . . . . . . . . . . . . . .      -                644                      -              1,313
  Adjusted Net Income . . . . . . . . . . . . . . . . . . .$17,061            $20,482                $32,326            $27,179

  Shares
  Weighted average number of
        common shares outstanding . . . . . . . . . . . . . 42,370             38,230                 42,368             38,164
  Shares applicable to stock options,
        net of shares assumed to be
        purchased from proceeds at
        ending market price . . . . . . . . . . . . . . . .    446                127                    446                127
  Assuming conversion of 7 3/4%
        Convertible Debentures
        at beginning of period. . . . . . . . . . . . . . .      -              4,046                      -              4,112

  Average Number of Shares
        Outstanding . . . . . . . . . . . . . . . . . . . . 42,816             42,403                 42,814             42,403

  Earnings Per Share
  Income as adjusted before
        extraordinary items . . . . . . . . . . . . . . . .   $.40               $.45                   $.76               $.61
  Extraordinary items . . . . . . . . . . . . . . . . . . .    .00                .03                    .00                .03
  Net Income as Adjusted. . . . . . . . . . . . . . . . . .   $.40               $.48                   $.76               $.64




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